As filed with the Securities and Exchange Commission on May 30, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JUNIPER NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0422528
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

1133 Innovation Way

Sunnyvale, California 94089

(Address of Principal Executive Offices) (Zip Code)

Juniper Networks, Inc. 2015 Equity Incentive Plan, as amended and restated

Juniper Networks, Inc. 2008 Employee Stock Purchase Plan, as amended and restated

(Full title of the plan)

Brian M. Martin, Esq.

Senior Vice President, General Counsel and Secretary

Juniper Networks, Inc.

1133 Innovation Way

Sunnyvale, California 94089

(408) 745-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Brett Cooper, Esq.	Robert Mobassaly, Esq.
Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 Telephone: (415) 773-5700	Shahzia Rahman, Esq. Juniper Networks, Inc. 1133 Innovation Way Sunnyvale, California 94089 Telephone: (408) 745-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.00001 par value	9,000,000(2)	$25.19(4)	$226,710,000.00	$26,276.00
Common stock, $0.00001 par value	23,000,000(3)	$29.63(5)	$681,490,000.00	$78,985.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2008 Employee Stock Purchase Plan, as amended and restated (the “ESPP”), or the 2015 Equity Incentive Plan, as amended and restated (the “2015 Plan”), by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of common stock.
(2)	Represents 9,000,000 additional shares of common stock reserved for future issuance under the ESPP.
(3)	Represents 23,000,000 additional shares of common stock reserved for future issuance under the 2015 Plan.
(4)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to 85% of $29.63, the average of the high and low sales price of a share of the Registrant’s common stock as reported on the New York Stock Exchange on May 23, 2017. Pursuant to the ESPP, shares are sold at 85% of the lesser of the fair market value of such shares on the first trading day of the offering period and the last trading day of the purchase period.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act, based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on May 23, 2017.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional (i) 9,000,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2008 Employee Stock Purchase Plan, as amended and restated and (ii) 23,000,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2015 Equity Incentive Plan, as amended and restated, which are the same class as those securities previously registered on an effective Form S-8 filed with the Securities and Exchange Commission on May 19, 2015 (File No. 333-204297) (the “2015 Registration Statement”), and the contents of the 2015 Registration Statement, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

See Index to Exhibits at the end of this Registration Statement, which are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 30th day of May, 2017.

JUNIPER NETWORKS, INC.

By:	/s/ RAMI RAHIM
Rami Rahim
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Rami Rahim, Brian M. Martin and Kenneth B. Miller, each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, in any and all capacities, to sign the Registration Statement on Form S-8 of Juniper Networks, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAMI RAHIM
Rami Rahim	Chief Executive Officer and Director (Principal Executive Officer)	May 30, 2017

/s/ KENNETH B. MILLER
Kenneth B. Miller	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	May 30, 2017

/s/ TERRANCE F. SPIDELL
Terrance F. Spidell	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 30, 2017

/s/ SCOTT KRIENS
Scott Kriens	Chairman of the Board of Directors	May 30, 2017

Signature	Title	Date

/s/ ROBERT M. CALDERONI
Robert M. Calderoni	Director	May 30, 2017

/s/ GARY DAICHENDT
Gary Daichendt	Director	May 30, 2017

/s/ KEVIN DENUCCIO
Kevin DeNuccio	Director	May 30, 2017

/s/ JAMES DOLCE
James Dolce	Director	May 30, 2017

/s/ MERCEDES JOHNSON
Mercedes Johnson	Director	May 30, 2017

/s/ RAHUL MERCHANT
Rahul Merchant	Director	May 30, 2017

/s/ WILLIAM R. STENSRUD
William R. Stensrud	Director	May 30, 2017

EXHIBIT INDEX

The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description of Exhibit

4.1*	Restated Certificate of Incorporation of Juniper Networks, Inc. and Certificate of Amendment

4.2	Amended and Restated Bylaws of Juniper Networks, Inc. (which is incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on May 30, 2017).

5.1*	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

99.1	Juniper Networks, Inc. 2015 Equity Incentive Stock Plan, as amended and restated (which is incorporated herein by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on May 30, 2017).

99.2	Juniper Networks, Inc. 2008 Employee Stock Purchase Plan, as amended and restated (which is incorporated herein by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on May 30, 2017).

*	Filed herewith.